SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

GAMING & ENTERTAINMENT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAMING & ENTERTAINMENT GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 12, 2004

To the Stockholders of Gaming & Entertainment Group, Inc.:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Monday, June 14, 2004 10:00 a.m., Pacific time

WHERE:	Gaming & Entertainment Group, Inc. Corporate Headquarters 6757 Spencer Street Las Vegas, Nevada

ITEMS OF BUSINESS:	•	Election of three directors for terms expiring in 2005;
	•	Approval of our 2004 Stock Option and Incentive Plan;
	•	Ratification of the appointment of J.H. Cohn LLP, as our independent auditors for the fiscal year ending December 31, 2004; and
	•	Act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:	May 10, 2004

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of our 2003 Annual Report on Form 10-KSB is enclosed.

By Order of the Board of Directors

Gregory L. Hrncir

President and Secretary

GAMING & ENTERTAINMENT GROUP, INC.

GAMING & ENTERTAINMENT GROUP, INC.

PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about May 12, 2004, in connection with the solicitation of proxies by the Gaming & Entertainment Group, Inc. Board of Directors to be used at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 10:00 a.m. (Pacific Time) on June 14, 2004 at our corporate headquarters located at 6757 Spencer Street, Las Vegas, Nevada, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

Proposal 1: The election of three directors for terms expiring in 2005;

Proposal 2: The approval of our 2004 Stock Option and Incentive Plan, or the 2004 Plan; and

Proposal 3: The ratification of the appointment of J.H. Cohn LLP, as our independent auditors for the fiscal year ending December 31, 2004.

We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the person named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What are the board’s voting recommendations?

Our board of directors recommends a vote:

•	FOR each of the three nominated directors;

•	FOR the approval of the 2004 Plan; and

•	FOR the ratification of the appointment of J.H. Cohn LLP, as our independent auditors for the fiscal year ending December 31, 2004.

What is the vote required for each proposal?

Proposal 1: The election of the three nominated directors requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 2: The approval of the 2004 Plan requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Proposal 3: The ratification of the appointment of the firm of J.H. Cohn LLP, as our independent auditors for the fiscal year ending December 31, 2004 requires the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting.

Who can vote?

The record holders of our common stock on the close of business as of May 10, 2004, the record date, are entitled to notice of and to vote at our Annual Meeting or any adjournments thereof. As of the record date, 18,231,628 shares of our common stock were issued and outstanding. As of the record date, we had approximately 400 stockholders of record. Each outstanding share of our common stock is entitled to one vote upon each matter presented. A list of stockholders entitled to vote will be available for inspection by any stockholder at our corporate headquarters at 6757 Spencer Street, Las Vegas, Nevada prior to or at our Annual Meeting.

What constitutes a quorum?

In order to conduct our annual meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are two ways to vote:

•	By completing and mailing the enclosed proxy card; or

•	By written ballot at our Annual Meeting.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on each of the proposals even if the broker does not receive voting instructions from you.

If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend our annual meeting, but may not vote at our annual meeting unless you have first obtained a proxy, executed in the stockholders’ favor, from the holder of record.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	Returning a later-dated proxy card;

•	Voting in person at our annual meeting; or

•	Notifying our Secretary by written revocation letter.

Our Secretary is Gregory L. Hrncir. Any revocation should be filed with him at our corporate headquarters at 6757 Spencer Street, Las Vegas, Nevada.

Attendance at our annual meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our board of directors will appoint one or more employees to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the annual meeting. The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No. Our shareholders do not have appraisal rights in connection with any matter to be acted upon.

Who can help answer my questions?

If you have any questions about the annual meeting or the proposals to be voted on at the annual meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, Gregory L. Hrncir, at (702) 407-2471. Our public filings can also be accessed at the Securities and Exchange Commission’s website at www.sec.gov.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2004 Annual Meeting. Our board of directors has proposed the re-election of each current member of the board for a one-year term expiring at the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Directors will be elected by the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

NOMINEES FOR ELECTION OF DIRECTORS

The following information is furnished with respect to each member of our board of directors, including our chief executive officer who is also a director. There are no family relationships between or among any of our directors or executive officers.

Name	Age	Director Since	Position
Tibor N. Vertes	55	2004	Chairman of the Board, Chief Executive Officer
Gregory L. Hrncir	37	2004	Director, President, and Secretary
Jay Sanet	54	1998	Director

Tibor N. Vertes, 55, serves as our Chief Executive Officer and Chairman of the Board of Directors. Mr. Vertes was a practicing attorney from 1972 to 1989, at which time he retired as the senior partner of the Yellands law firm, Melbourne, Australia. During his legal career, Mr. Vertes specialized in financial services having represented many financial institutions. Thereafter, Mr. Vertes worked as an international business consultant in Hong Kong, specializing in financial services and telecommunications related matters. Commencing in 1995, Mr. Vertes became an officer of Ezi Phonecard Pty Ltd., a leading pre-paid telecommunications entity and was instrumental in reorganizing its capital and business structure before its sale to RSL Com, a global telecommunications concern based in New York. Upon the sale of Ezi Phonecard, Mr. Vertes founded Gaming & Entertainment Group, Inc., a Nevada corporation. Mr. Vertes is admitted to practice as a Barrister and Solicitor of the High Court of Australia, and Supreme Court of NSW and Victoria. Mr. Vertes presently serves as Chairman of the Capital First Group (mortgage banking and financial services). Mr. Vertes received a Bachelor of Laws from Sydney University Law School.

Gregory L. Hrncir, 37, serves as our President and Secretary and as a Director. Mr. Hrncir has been involved with us since 1996. From 2000 to 2003, Mr. Hrncir served as the Chief Operating Officer and General Counsel of eRoomSystem Technologies, Inc., a publicly traded provider of proprietary software and hardware products to the hotel industry. In 1999, Mr. Hrncir held the position of General Counsel and Secretary of PayStation America, Inc., an e-commerce company that provided a proprietary automated bill payment solution in the United States prior to its sale. In 1994, Mr. Hrncir commenced his professional career in private legal practice in Los Angeles, California, specializing in corporate and securities matters representing issuers and small investment banks in a variety of transactions. Mr. Hrncir serves on the Board of Directors of Pacific Payment Systems, Inc., a privately held company that is the successor to PayStation. Mr. Hrncir received a Bachelor of Science from Arizona State University and a Juris Doctor from Whittier Law School. Mr. Hrncir is a member of the Arizona and California State Bars and a member of numerous philanthropic and industry associations.

Jay Sanet, 54, has served as a Director since 1998. From 2002 to January 2004, Mr. Sanet served as our Chief Executive Officer, President and Chairman of the Board of Directors of NorStar Group, Inc., our predecessor. Previously, Mr. Sanet served in the securities industry for more 25 years in various executive positions. Mr. Sanet received a bachelor’s degree in finance from the New York Institute of Finance.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our business affairs are conducted under the direction of our board of directors. The role of our board of directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner.

The framework for our corporate governance is provided by: (a) Utah corporate law, (b) our articles of incorporation and our bylaws, and (c) our code of ethics. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission, or the Commission. Our securities are currently quoted on the Over The Counter Bulletin Board under the symbol “GMEI”. Our code of ethics, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, is available on our website at www.gaming-group.com. We may revise this policy from time to time and will promptly post revisions on our website.

During fiscal year 2003, our board of directors held one special meeting and acted by unanimous written consent on two other occasions, but did not hold any regular meetings. Each director attended at least 75% of the board meetings and committee meetings during the period he served as a member. Our non-management directors did not meet during fiscal year 2003. We encourage our directors to attend our annual meetings of stockholders; however, we did not have an annual meeting of stockholders in 2003.

Our board of directors does not have any standing committees, including an audit, nominating, or compensation committee. As we recently completed our reorganization transaction on January 12, 2004, our board feels that it is appropriate not to have a nominating committee at this time as we are focusing our resources on integrating and expanding the business operations of Gaming & Entertainment Group, Inc. At such time, as we strengthen our core business, we expect to conduct a search for independent persons to serve on our board who can perform the functions contemplated by the various committees. We anticipate that all of the members of our board of directors will participate in the consideration of our director nominees and new director candidates. We have not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders.

COMPENSATION OF DIRECTORS

Directors who are also employees will not be compensated for their services as directors. Upon adoption of the 2004 Plan, each non-employee director is automatically granted a nonstatutory option to purchase 25,000 shares of our common stock upon their appointment as a non-employee director. In addition, upon the conclusion of each regular annual meeting of our stockholders occurring, and following the meeting at which they were appointed, each non-employee director who continues serving as a member of our board will receive a nonstatutory option to purchase 25,000 shares. All such nonstatutory options shall vest and become exercisable at the date of grant. In addition to the foregoing, since the reorganization on January 12, 2004, we issued options to purchase 25,000 shares of common stock to our non-employee director. We intend to reimburse non-employee directors for their reasonable expenses incurred in attending each directors’ meeting along with a cash fee of $500 for each board and committee meeting attended.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” all the director nominees.

PROPOSAL 2 — APPROVAL OF OUR 2004 STOCK OPTION AND INCENTIVE PLAN

INTRODUCTION

On April 1, 2004, our board of directors approved the 2004 Stock Option and Incentive Plan, or the 2004 Plan. The 2004 Plan, as adopted, authorized the grant of options for 3,500,000 shares of our common stock. As of May 10, 2004, options to purchase 818,104 shares are available under the 2004 Plan.

The following summary of the principal features of the 2004 Plan is not intended to be complete and is qualified in its entirety by reference to the 2004 Plan. A copy of the 2004 Plan is attached as Appendix A to this proxy statement.

SUMMARY OF THE 2004 PLAN

Purpose. The 2004 Plan is intended to promote the interests of Gaming & Entertainment Group, Inc. and our stockholders by offering our employees, directors, independent contractors and advisors, upon whose judgment, initiative and effort we are largely dependent for the successful conduct of our business, the opportunity to participate in a stock option and incentive plan designed to reward them for their services and to encourage them to continue in the employ of, or to provide services to, us.

Administration. The 2004 Plan is administered by our board of directors. Our board of directors, at its discretion, shall approve each grant of options (nonstatutory and incentive) and shall determine the number of shares, whether the option is nonstatutory or incentive, the exercise price, and the date when all or any installment of the option is to become exercisable. Upon the creation of a compensation committee, our board of directors will delegate the responsibility for administration of the 2004 Plan to the compensation committee. We propose to form a compensation committee that shall be composed solely of two or more non-employee directors or otherwise have such composition that enables the options or other rights granted under the 2004 Plan to qualify for exemption under Rule 16b-3 of the Securities Exchange Act of 1934 with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934.

Eligibility. Nonstatutory options may be granted to any individual who is an employee, is a member of our board, or is an independent contractor or advisor who performs services for us or a subsidiary. Each non-employee director is automatically granted a nonstatutory option to purchase 25,000 shares of our common stock upon their appointment as a non-employee director. In addition, upon the conclusion of each regular annual meeting of our stockholders occurring, and following the meeting at which they were appointed, each non-employee director who continues serving as a member of our board will receive a nonstatutory option to purchase 25,000 shares. All such nonstatutory options shall vest and become exercisable at the date of grant. Incentive options may be granted to any employee or an employee of a subsidiary.

Option Price and Option Term. Options granted under the 2004 Plan will have an exercise price equal to not less than 100% of the fair market value of a share of our common stock on the date of grant. Subject to the preceding sentence, the exercise price under any option shall be determined by the compensation committee at its sole discretion. Options may be exercised by payment of the option price in full either in cash or by certified or cashier’s check payable to the order of “Gaming & Entertainment Group, Inc.,” at the discretion of our board of directors, in common stock acquired by the optionee in the open market or which have already been owned for more than six months, or at the discretion of the compensation committee, as consideration of services rendered to us or a subsidiary.

Termination of Options. The term of any option grant of nonstatutory or incentive options shall not exceed ten years from the date of grant. If an optionee ceases to be employed by us or a subsidiary, except by reason of death or permanent disability, any options granted to him will terminate 90 days from the date on which his relationship with us terminates. During the 90-day period, the optionee may exercise any option granted to him but only to the extent such option was exercisable on the date of termination of his relationship and provided that such option has not previously expired by its own terms or otherwise terminated under the 2004 Plan. However, pursuant to the terms of the executive employment agreements entered into with Tibor N. Vertes and Gregory L. Hrncir, each of the vested options held by them may be exercised through the expiration date set forth on the face of the relevant option grant.

Awards or Sales. Under the 2004 Plan, as our board of directors deems appropriate, our board of directors may also award various awards or sales subject to the applicable terms and conditions of the 2004 Plan. Any right to acquire shares of our common stock under the 2004 Plan (other than an option) shall automatically expire if not exercised by the offeree within thirty days after the grant of such right was communicated to the offeree by our board of directors.

Change in Control. In the event of a change in control, as defined under the 2004 Plan, all restrictions on all awards or sales of shares of our common stock will lapse and vesting on all unexercised stock options will accelerate to the change of control date.

Term and Amendment of Plan. The 2004 Plan shall expire on March 31, 2014, except with respect to options outstanding on that date. Our board may amend, suspend or terminate the 2004 Plan in any respect, at any time, subject to the approval of our stockholders only to the extent required by applicable laws.

FEDERAL TAX CONSEQUENCES

Optionees of incentive stock options will not recognize taxable income upon the exercise of the options, if certain conditions are met, including the employee status of the optionees, the manner in which the options are granted and exercised, and the holding periods applicable to the optionees. The remaining condition pertains to the holding periods. Thus, if the optionee does not dispose of the stock transferred to the optionee within two years from the date of the grant and within one year after the stock is transferred to the optionee, then any gain or loss recognized on the disposition of the stock will be a long-term capital gain or loss equal to the difference between the amount realized by the optionee and the option exercise price. However, the difference between the option exercise price and the amount realized on the option exercise date will be treated as a tax preference item subject to alternative minimum tax. We will not be entitled to any deduction under Internal Revenue Code Section 162 (relating to trade or business expenses) in connection with the grant or exercise of any incentive stock option. However, if stock acquired pursuant to an incentive stock option is disposed of before the expiration of the holding periods, then the excess of fair market value (but not in excess of the amount realized) of such stock on the option exercise date over the option exercise price will be treated as compensation income to the optionee in the year in which such disposition occurs and we will be entitled to a commensurate tax deduction. Any difference between the amount realized and the fair market value of the stock on the option exercise date will be treated as a long-term capital gain or loss if the stock was held more than one year after the option exercise date.

The optionee of a non-statutory stock option, upon exercise or when the option is not subject to a substantial risk of forfeiture, must include in ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the aggregate price paid pursuant to the option for such stock. Accordingly, we may, as a condition at the exercise of a non-statutory stock option, deduct from payments otherwise due to the optionee the amount of taxes to be withheld by virtue of such exercise or require that the optionee pay such withholding to us or make other arrangements satisfactory to us regarding the payment of such taxes.

When an optionee is granted a non-statutory stock option, no income is recognized for federal income tax purposes at that time because the option is subject to a substantial risk of forfeiture. The optionee, however, may make an appropriate election within thirty days after the date of grant, in which case the optionee would include in the optionee’s gross income, for the taxable year in which such option was granted, the excess of the fair market value of the option at the time of the grant over the amount paid for the option. If such an election is not made, the optionee will recognize ordinary income on the date that the option is not subject to a substantial risk of forfeiture or the date the options become transferable (generally exercisable), whichever occurs earlier. The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and our tax deduction will also be deferred until such later date.

Optionees should consult their own tax counsel as to the consequences under federal, state and local tax laws upon the grant and exercise of the options on the subsequent sale of the stock.

NEW PLAN BENEFITS

Because grants and awards under the 2004 Plan are discretionary, we cannot determine the number of options and shares that may be granted or awarded under the 2004 Plan. Notwithstanding the foregoing, we will have our currently outstanding options governed by the 2004 Plan. As of May 10, 2004, we had outstanding options to purchase 2,681,896 shares of common stock. Although new options will not be granted as a result of the approval of the 2004 Plan, the options currently held by the following persons will be subject to, and governed by, the 2004 Plan:

	2004 STOCK OPTION AND INCENTIVE PLAN
NAME OF POSITION	NUMBER OF OPTIONS	EXERCISE PRICE
Gregory L. Hrncir, President and Secretary [1,2,3]	800,000	$0.75
Tibor N. Vertes, Chief Executive Officer [1]	0	$0.75
Kevin J. Burman, Chief Operating Officer	0	$0.75
Jay Sanet, Director [1,4]	25,000	$0.75
Non-Executive Officer Employees [5]	1,644,571	$0.79	*
Daniel Vertes [2,6,7]	300,000	$0.75
Andrew Sorenson [2,6]	263,811	$0.75
Steve Vaccarella [2,6]	206,584	$0.75
Cuong Lam [2,6]	165,267	$0.75
Will McMaster [2,6]	200,000	$0.86	*
Jon Dor [2,6]	206,584	$0.96
Independent Consultants [8]	212,325	$0.81	*

TOTAL	2,681,896	$0.78	*

*	Indicates a weighted average exercise price.
[1]	Gregory L. Hrncir, Tibor N. Vertes, and Jay Sanet are all nominees for election as directors.
[2]	Owns five percent or more of issued options.
[3]	Gregory L. Hrncir is the only executive officer who currently holds options.
[4]	Jay Sanet is our only non-employee director and previously served as our Chief Executive Officer, President and Chairman of the Board of Directors.
[5]	Represents options issued to thirteen non-executive officer employees.
[6]	Included in “Non-Executive Officer Employees.”
[7]	Daniel Vertes is an associate of Tibor N. Vertes by family relationship.
[8]	Represents options issued to four independent consultants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” the approval and adoption of the 2004 Stock Option and Incentive Plan.

PROPOSAL 3 — RATIFICATION OF J.H. COHN LLP

AUDIT FEES

J.H. Cohn LLP served as independent auditors for us for the fiscal years ended December 31, 2003 and 2002, and was selected by our board as our independent auditors for the fiscal year ending December 31, 2004. Representatives of J.H. Cohn LLP are not expected to be present at the Annual Meeting, but will make themselves available by telephone.

Our board is responsible for pre-approving all audit and permissible non-audit services provided by our independent auditor, J.H. Cohn LLP, with certain limited exceptions. Our board of directors has concluded that the non-audit services provided by J.H. Cohn LLP are compatible with maintaining auditor independence. In 2003, no fees were paid to J.H. Cohn LLP pursuant to the “de minimus” exception to the pre-approval policy permitted under the Securities Exchange Act of 1934, as amended.

For the fiscal years ended December 31, 2003 and 2002, the fees for services provided by J.H. Cohn LLP were as follows:

	2003	2002
Audit fees (1)	$16,243	$19,176
Audit-related fees (2)	0	775
Tax fees (3)	1,465	1,905
All other fees	0	0

	$17,708	$21,865

(1)	Audit fees: Fees for the professional services rendered for the audit of our annual financial statements, review of financial statements included in our Form 10-QSB filings, and services normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees: Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees: Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” the ratification of J.H. Cohn LLP as our independent auditors for the fiscal year ending December 31, 2004.

ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP

The table below sets forth the beneficial ownership of our common stock as of March 31, 2004, by:

•	All of our directors and executive officers, individually;

•	All of our directors and executive officers, as a group; and

•	All persons who beneficially own more than five percent of our outstanding common stock.

The beneficial ownership of each person was calculated based on 17,778,628 shares of our common stock outstanding as of March 31, 2004, according to the record ownership listings as of that date and the verifications we solicited and received from each director, executive officer and five percent holder. The Commission has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if the person owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of March 31, 2004 pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o Gaming & Entertainment Group, Inc., 6757 Spencer Street, Las Vegas, Nevada 89119.

NAME OF DIRECTOR OR EXECUTIVE OFFICER	NUMBER OF SHARES	PERCENTAGE
Tibor N. Vertes[1]	7,185,890	39.25%
Gregory L. Hrncir[2]	2,388,567	12.86%
Kevin J. Burman[3]	523,005	2.94%
Jay Sanet[4]	27,012	0.15%
Directors and executive officers as a group (4 persons)[5]	10,124,474	52.92%

NAME OF FIVE PERCENT HOLDER	NUMBER OF SHARES	PERCENTAGE
Zen Investments Pty Ltd.[6]	1,892,839	10.65%
Gaming & Entertainment Group, Ltd.[7]	1,221,975	6.87%

[1]	The shares beneficially owned by Tibor N. Vertes, our Chief Executive Officer and Chairman, include 6,658,183 shares held by the Vertes Family Trust and warrants to purchase 527,707 shares of common stock, exercisable at $1.50 per share, 477,707 of which are held by the Vertes Family Trust and 50,000 of which are held by Robit Nominees Pty Ltd.
[2]	The shares beneficially owned by Gregory L. Hrncir, our President and Secretary, include 1,588,567 shares held by the Hrncir Family Trust and options to purchase 800,000 shares of common stock, exercisable at $0.75 per share, held by the Hrncir Family Trust. The sole beneficiary of the Hrncir Family Trust is the Hrncir Family Limited Partnership, an entity affiliated with Mr. Hrncir.
[3]	The shares beneficially owned by Kevin J. Burman, our Chief Operating Officer, are issued to Mr. Burman directly.
[4]	The shares beneficially owned by Jay Sanet, a director, include 2,012 shares of common stock issued to Mr. Sanet directly and options to purchase 25,000 shares of common stock, exercisable at $0.75 per share, held by Mr. Sanet.
[5]	Represents the collective beneficial ownership of our common stock by Tibor N. Vertes, Gregory L. Hrncir, Kevin J. Burman and Jay Sanet.
[6]	Represents shares issued directly to Zen Investments Pty Ltd., an entity that does not control, is not controlled by or under common control with us.
[7]	Represents shares issued directly to Gaming & Entertainment Group, Ltd., an entity that does not control, is not controlled by or under common control with us.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

In addition to Tibor N. Vertes, our Chairman and Chief Executive Officer, and Gregory L. Hrncir, our President and Secretary, we have the following additional executive officers and key employees:

Kevin J. Burman, 43, serves as our Chief Operating Officer. Mr. Burman is responsible for business development and project management of our United Kingdom operations. Since joining us in 1999, Mr. Burman has managed several government validation projects for us, the first of which was successfully concluded in May 2000 with the Tasmanian Gaming Commission approving our platform for live running at Wrest Point Casino in Hobart, Australia. Recently, Mr. Burman has overseen the planning and development of new Internet casino web sites for customers around the world, including The Venetian, Las Vegas, Nevada, and the joint venture with Electrocoin in the United Kingdom. Mr. Burman has more than twenty years of technical and senior management experience in the software development industry, including, most recently, as a management consultant specializing in information technology and financial systems. Previously, Mr. Burman worked for 17 years with DST International in London and Sydney, with whom he moved to Australia in 1992 to establish its Asia-Pacific headquarters. Mr. Burman has led major projects in Europe, the United Kingdom and in the Asia-Pacific region. Mr. Burman received a Masters in Business Administration from University of Keele, Staffordshire, United Kingdom.

Andrew Sorensen, 30, serves as our Chief Technology Officer and is responsible for project management and implementation of our gaming systems, games and gaming devices. Mr. Sorensen joined us after achieving academic distinction in music. His thesis investigated the abstraction of musical processes integral to the design of digital musical assistants, focusing in particular on the creation and implementation of a Java/C++ software package developed to model musical style systems using probability theory. Mr. Sorensen received a Masters of Arts in Music from Queensland University of Technology, Brisbane, Australia.

William McMaster, 32, serves as our Director of Research & Development. A recent addition to us, Mr. McMaster has many years of experience in high technology research and development, and has extensive knowledge of computer systems, real time operating systems, software and network architecture and security. Formerly, Mr. McMaster served on key research and development teams with Intel Corporation and Sandia National Labs, studying long-range laser and optic systems. In 1993, Mr. McMaster continued his career developing redundant storage and control systems for a number of United States companies and agencies. Mr. McMaster went on to serve as Vice President of Operations & Information Technology with FNBM, overseeing a high transaction credit card and CD banking system. Most recently, Mr. McMaster has served for the past three years as the Director of Engineering & Information Technology for Innovative Gaming Corporation of America, developing PC-based Class II, Class III and multi-player gaming machines. Mr. McMaster has extensive knowledge of United States gaming operations, systems and regulations, and plays a key role in expanding our United States and Canadian gaming initiatives. Mr. McMaster studied Physics at the Massachusetts Institute of Technology, and holds a Bachelor’s degree in Computer Engineering from the University of Wisconsin.

Frank Banyai, 52, serves as our Vice President of Product Development and Marketing. Mr. Banyai has licensed to us a suite of Class II electronic games for deployment in the Native American gaming market, including Wild Ball® Evolution Bingo, Wild Ball® Keno and B.I.N.G.O. Mr. Banyai is focused on development of new Class II bingo games along with establishing placements of bingo gaming devices in the Native American and Canadian gaming markets. Mr. Banyai has fifteen years experience in the Native American gaming industry and strong relationships with many Native American tribes in California, Oklahoma, Colorado and Washington, among other states. Mr. Banyai has served as a consultant to a number of start-up Indian gaming operations in California and Colorado and has consulted numerous Native American tribes regarding their gaming operations. Previously, Mr. Banyai has served as Chief Executive Officer and President of Network Gaming International, a Canadian-based concern, President and Chief Executive Officer of Jester Games International, Executive Director of Cadillac Jack, Inc., Vice President of Product Development for Opportunity Software, and as a consultant to Gaming Associates, Inc., Select Electronic Devices and Multimedia Games, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Tibor N. Vertes

From the inception of G&EG Nevada through June 30, 2002, Mr. Vertes was not paid a salary. On December 31, 2002, Mr. Vertes converted his accrued salary, in the amount of $339,000, and short-term loans to G&EG Nevada, in the amount of $19,281, into 477,707 shares of G&EG Nevada common stock and an option to purchase 477,707 shares of G&EG Nevada common stock. The conversion was made on terms identical to the securities sold in a private placement conducted by G&EG Nevada during the period January 2003 to September 2003. As part of our reorganization, these shares were converted into 527,707 shares of our common stock.

On October 28, 2003, Robit Nominees Pty Ltd., an entity controlled by Mr. Vertes, loaned $50,000 to G&EG Nevada, as evidenced by a convertible promissory note. The terms of the convertible promissory note provide for a $5,000 cash interest payment upon maturity. In addition, Robit Nominees has been issued a warrant to purchase 50,000 shares of our common stock, exercisable for a period of one year at an exercise price of $1.50 per share. The promissory note matured in February and has been paid in full.

On November 6, 2003, Daniel Vertes, our controller and son of Tibor N. Vertes, loaned $25,000 Australian dollars (US $19,075 as of January 16, 2004) to G&EG Nevada. The loan is evidenced by a promissory note bearing simple interest at the rate of eight percent per annum. The promissory note matured on January 6, 2004 and has been paid in full.

On December 12, 2003, Mr. Vertes loaned $10,000 to G&EG Nevada. The loan is evidenced by a promissory note bearing simple interest at the rate of eight percent per annum. The promissory note matured on January 31, 2004 and has been paid in full.

Transactions Involving Gregory L. Hrncir

In March 2003, G&EG Nevada purchased an outstanding loan made by Gregory L. Hrncir to Innovative Gaming Corporation of America, or IGCA, in the original principal amount of $125,000 in consideration for the assignment by Mr. Hrncir of all rights as a secured creditor to certain assets of IGCA. The purchase involved the issuance of a promissory note by G&EG Nevada in favor of Mr. Hrncir in the original principal amount of $133,657, the then outstanding principal and interest on the original loan. The original loan was made in contemplation of a Merger and Plan of Reorganization Agreement entered into in February 2002 by and between G&EG Nevada and IGCA. The note has been repaid in full.

On December 1, 2003, Gregory L. Hrncir, our President and a director, loaned $10,000 to G&EG Nevada. The loan is evidenced by a promissory note bearing simple interest at the rate of eight percent per annum. The promissory note matured on January 31, 2004 and has been repaid in full.

Transactions Involving Gaming & Entertainment Group, Ltd.

On October 28, 2003, Gaming & Entertainment Group, Ltd., an Australian corporation and an investor in G&EG Nevada, or G&E Ltd., loaned G&EG Nevada $100,000 in the form of a convertible promissory note. The convertible promissory note provided for a $10,000 interest payment, payable in cash or in-kind. G&E Ltd. had the right, at its sole election, to convert the outstanding principal and accrued interest into common stock and warrants of G&EG Nevada. In addition, G&EG Nevada issued G&E Ltd. a warrant to purchase 100,000 shares of common stock, exercisable for a period of one (1) year at $1.50 per share. Following the consummation of our reorganization transaction with G&EG Nevada in January 2004, the warrant was converted into a warrant to purchase shares of our common stock on a one-for-one basis. The note matured in February 2004 and has been repaid in full.

On December 23, 2003, G&E Ltd. loaned G&EG Nevada $50,000 in the form of a convertible promissory note. The convertible promissory note provided for a $5,000 interest payment, payable in cash or in-kind. G&E Ltd. had the right, at its sole election, to convert the outstanding principal and accrued interest into common stock and warrants of G&EG Nevada. In addition, G&EG Nevada issued G&E Ltd. a warrant to purchase 50,000 shares of common stock, exercisable for a period of one (1) year at $1.50 per share. Following the consummation of our reorganization transaction with G&EG Nevada in January 2004, the warrant was converted into a warrant to purchase shares of our common stock on a one-for-one basis. The note matured in February 2004 and has been repaid in full.

Indemnification of Directors and Officers

We have provided for indemnification to the fullest extent permitted by the provisions of Utah law in our articles of incorporation and bylaws. Although we do not currently maintain a directors’ and officers’ liability insurance policy, we will be inquiring as to the costs, terms and conditions for such a policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our reporting directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the Securities and Exchange Commission, or the Commission. Executive officers, directors and stockholders holding more than 10% of the class of stock are required to furnish us with copies of all Section 16(a) forms they file with the Commission.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all reports required under Section 16(a) were filed as required with the Commission with the exception of Form 3, 4 and 5 filings for Mr. Sanet. We have been informed that Mr. Sanet failed to file Form 4 in connection with transactions that occurred during the fiscal years 1999 through 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our chief executive officer and our president and secretary for fiscal years ended 2003, 2002, and 2001.

	Annual Compensation			Long-Term Compensation (Stock/ Options)	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)
Jay Sanet, Chief Executive Officer[1]	2003 2002 2001	0 0 0	0 0 0	120,712 0 0	0 0 0

Tibor N. Vertes, Chief Executive Officer[2]	2003 2002 2001	97,874 41,474 0	0 0 0	— — —	— — —

Gregory L. Hrncir, President and Secretary[3]	2003 2002 2001	15,000 0 0	0 0 0	800,000 — —	62,500 29,400 —

[1]	Mr. Sanet has served as our Chief Executive Officer until his resignation on January 16, 2004 as part of our reorganization with Gaming & Entertainment Group, Inc., a Nevada corporation, or G&EG Nevada. In lieu of salary and bonus, we issued 120,712 shares of our common stock to Mr. Sanet in 2003 for his services.
[2]	Mr. Vertes was appointed our Chief Executive Officer on January 16, 2004, the effective date of our reorganization. The amounts in this table represent the compensation paid to Mr. Vertes for the fiscal years 2003, 2002 and 2001, by G&EG Nevada prior to it becoming our subsidiary as a part of the reorganization. Mr. Vertes accrued salary from the inception of G&EG Nevada until 2003, at which time he converted such accrual into 477,707 shares of G&EG Nevada common stock and a warrant to purchase an identical amount of G&EG Nevada common stock. The original 477,707 shares of G&EG Nevada common stock have been converted into 583,746 shares of our common stock. The warrant was converted, on a one-for-one basis, into a warrant to purchase shares of our common stock.
[3]	Mr. Hrncir was appointed our President and Secretary on January 16, 2004, the effective date of our reorganization. The amounts in this table represent the compensation paid to Mr. Hrncir, for the fiscal years 2003, 2002 and 2001, by G&EG Nevada prior to it becoming our subsidiary as a part of the reorganization. In 2003, G&EG Nevada issued Mr. Hrncir an option to purchase 800,000 shares of common stock that was converted into an option to purchase 800,000 shares of our common stock.

Option Grants in 2003

We did not grant any stock options to our named executive officers in 2003. G&EG Nevada issued options to purchase 800,000 shares of common stock to its executive officers. In addition, our named executive officers did not exercise any stock options in 2003. Notwithstanding the foregoing, on January 16, 2004, we issued an option to purchase 800,000 post-split shares of our common stock to Mr. Hrncir in exchange for an outstanding option to purchase an equivalent number of shares of common stock of G&EG Nevada. On January 16, 2004, we issued Jay Sanet an option to purchase 25,000 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

With respect to equity compensation plans, on April 17, 2000, our board of directors authorized a stock option plan for the issuance to key personnel options to purchase up to 2,000,000 shares of common stock (approximately 80,474 shares on a post-reverse split basis). Since the stock option plan was not submitted to our stockholders for approval and since no options had been issued pursuant to the stock option plan, we have elected to terminate the stock option plan as of December 31, 2003. Accordingly, we did not have any options outstanding as of December 31, 2003.

Subsequent to December 31, 2003, we consummated the transactions contemplated by our reorganization transaction with G&EG Nevada. As a result, all of the outstanding options issued by G&EG Nevada were converted into options to purchase shares of our common stock on a one-for-one basis. As of May 10, 2004, we have outstanding options to purchase 2,681,896 shares of common stock with a weighted average exercise price of $0.78 per underlying share. The conversion of the options was approved by our stockholders as part of the reorganization.

EMPLOYMENT AGREEMENTS

In August 2003, G&EG Nevada entered into employment agreements with Tibor N. Vertes, Gregory L. Hrncir and William McMaster. As a result of the reorganization with G&EG Nevada, we assumed these employment agreements.

The employment agreements with Messrs. Vertes and Hrncir were for four years and the employment agreement with Mr. McMaster was for two years, all subject to earlier termination under certain circumstances. In terms of salary, the employment agreement for Mr. Vertes provides for an annual salary of $185,000, which may be increased by the board of directors, and an annual cash bonus of $35,000 to $100,000 if certain performance goals are met. The employment agreement for Mr. Hrncir provides for an annual salary of $175,000, which may be increased by the board of directors, an allowance of $1500 per month for health care related expenses and an annual cash bonus of $35,000 to $100,000 if certain performance goals are met. The employment agreement for Mr. McMaster provides for an annual salary of $120,000, which may be increased by the board of directors, and an annual cash bonus if certain performance goals are met. The employment agreements with Messrs. Vertes, Hrncir and McMaster contain provisions relating to confidentiality, non-competition and non-solicitation of employees during employment and for a period following termination. In addition, the employment agreements provide for the assignment of all rights to personal inventions during employment and for a period following termination.

We have the right to terminate the employment of Messrs. Vertes, Hrncir and McMaster with cause or in the event of permanent disability. We also have the right to terminate the employment of Messrs. Vertes and Hrncir without cause. “Cause” is defined as substantial failure to perform duties, willful misconduct injurious to the company, conviction of a felony or breach of certain confidentiality, non-competition or non-solicitation provisions. “Permanent Disability” is defined as failure to perform his duties for 90 days due to physical or mental illness. If the employment of either Mr. Vertes or Mr. Hrncir is terminated for any reason other than death, permanent disability or cause, we must continue to pay the greater of the base salary for the previous calendar year or the remaining base salary payable over the remaining term of the employment agreement.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

We must receive proposals of stockholders intended to be presented at our next annual meeting prior to January 18, 2005, to be considered for inclusion in our proxy statement relating to that meeting. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials

GENERAL INFORMATION

Our 2003 Annual Report on Form 10-KSB, containing audited financial statements but without exhibits, accompanies this proxy statement. The Form 10-KSB, as filed with the Commission, including exhibits, is available through the website maintained by the Commission at www.sec.gov. Stockholders may also obtain a copy of our Form 10-KSB, without charge, upon written request to:

GAMING & ENTERTAINMENT GROUP, INC.

Attn: Secretary

6757 Spencer Street, Las Vegas, Nevada

Las Vegas, Nevada 89119

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory L. Hrncir

President and Secretary

Las Vegas, Nevada

May 12, 2004

APPENDIX A

2004 STOCK OPTION AND INCENTIVE PLAN

GAMING & ENTERTAINMENT GROUP, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

As adopted by the Board of Directors on April 1, 2004

As approved by the Stockholders on             , 2004

1.	PURPOSE

The purpose of this Gaming & Entertainment Group, Inc. 2004 Stock Option and Incentive Plan (this “Plan”) is to further the interests of the Company, by providing selected employees, directors, independent contractors and advisors, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, the opportunity to participate in a stock option and incentive plan designed to reward them for their services and to encourage them to continue in the employ or service of the Company. This Plan provides for both the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as Incentive Options intended to qualify under Section 422 of the Code.

2.	DEFINITIONS

For all purposes of this Plan, the following definitions shall apply:

2.1. “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.2. “Change in Control” shall mean the occurrence of either of the following events: (i) any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at the election of directors; or (ii) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the then remaining directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the board of directors of the Company serving under an Incumbent Board, shall be, for purposes of this clause (ii), considered as if he or she were a member of the Incumbent Board; or (iii) the approval by the Company’s stockholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of all or substantially all the assets of the Company, or the liquidation or dissolution of the Company; or (iv) a proxy statement is distributed soliciting proxies from the stockholders of the Company seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company with one or more corporations, as a result of which the outstanding shares of the Company’s securities are actually exchanged for or converted into cash or property or securities not issued by the Company; or (v) at least a majority of the Incumbent Board who are in office immediately prior to any action proposed to be taken by the Company determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken. For purposes of Subsection 2.2(i) only, the term “person” shall not include Tibor N. Vertes and/or Gregory L. Hrncir or their respective immediate families or any of their respective affiliates, or any employee benefit plan maintained by the Company.

2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

2.4. “Committee” shall mean the committee designated by the Board, which is authorized to administer this Plan in accordance with Section 3 hereof. The Committee shall be composed solely of two or more Non-Employee Directors and otherwise have such membership composition which enables the Options or other rights granted under this Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act. Each member of the Committee shall serve at the pleasure of the Board. If no Committee is designated by the Board, the Board collectively shall act as the Committee and administer this Plan.

2.5. “Common Stock” shall mean the Company’s common stock, $.01 par value.

2.6. “Company” shall mean Gaming & Entertainment Group, Inc., a Utah corporation.

2.7. “Employee” shall mean any individual who is a full-time employee of the Company or a Subsidiary.

2.8. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor rule.

2.9. “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the Option Grant.

2.10. “Fair Market Value” shall mean (i) the closing price of a Share on the principal exchange (including the Nasdaq Stock Market or a successor quotation system) on which Common Stock is trading or quoted, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date which the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if Common Stock is not traded on an exchange or quoted on the Nasdaq Stock Market or a successor quotation system, the fair market value of a Share as determined by the Committee in good faith. Notwithstanding any provision of this Plan to the contrary, no determination made with respect to the Fair Market Value of a Share subject to an Incentive Option shall be inconsistent with Section 422 of the Code.

2.11. “Immediate Family” shall mean, with respect to a particular Optionee, the Optionee’s spouse, children or grandchildren (including adopted and step children and grandchildren).

2.12. “Incentive Option” shall mean an option granted under this Plan which is designated and qualified as an incentive stock option within the meaning of Section 422 of the Code. Neither the Committee, the Board nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Option is referred to herein as a Nonstatutory Option.

2.13. “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

2.14. “Nonstatutory Option” shall mean an option (or warrant for any person other than an Employee or Non-Employee Director) granted under this Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.15. “Offeree” shall mean any person who has been offered the right to acquire Shares under this Plan (other than upon exercise of an Option).

2.16. “Option” shall mean an Incentive Option or a Nonstatutory Option.

2.17. “Option Grant” shall mean the written instrument which contains the terms, conditions and restrictions pertaining to each Option granted to an Optionee.

2.18. “Optionee” shall mean any person who has been granted an Option under this Plan.

2.19. “Permanent Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

2.20. “Plan” shall mean this Gaming & Entertainment Group, Inc. 2004 Stock Option and Incentive Plan, as amended from time to time.

2.21. “Purchase Price” shall mean the consideration for which one Share may be acquired under this Plan (other than upon exercise of an Option), as specified by the Committee in the Shane Award.

2.22. “Relationship” shall mean any individual who is (i) an Employee of the Company or a Subsidiary, (ii) a member or a member designee of the Board or of the board of directors of a Subsidiary, or (iii) an independent contractor or advisor who performs services for the Company or a Subsidiary.

2.23. “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 9 (if applicable).

2.24. “Share Award” shall mean the written instrument which contains the terms, conditions and restrictions pertaining to each award or sale of Shares to an Offeree.

2.25. “Subsidiary” shall mean any company or entity of which the Company owns, directly or indirectly, the majority of the combined voting power of all classes of stock.

2.26. “Termination for Cause” shall mean the termination of the employment or service of an individual with the Company, whether voluntary or involuntary, that is determined by the Committee, in its sole discretion, to have resulted from (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes harm to the Company, (ii) the conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (iii) willful misconduct, or (iv) continued failure to perform assigned duties after receiving written notification from the Board. The foregoing, however, shall not be deemed to be an exclusive list of all acts or omissions that the Committee may consider as grounds for Termination for Cause.

3.	ADMINISTRATION

3.1. Committee Procedures. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

3.2. Committee Responsibilities. Subject to the provisions of this Plan, the Committee shall have full authority and discretion to take the following actions:

3.2.1. To interpret this Plan and to apply its provisions;

3.2.2. To adopt, amend or rescind rules, procedures and forms relating to this Plan;

3.2.3. To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

3.2.4. To determine when Shares are to be awarded or offered for sale and when Options are to be granted under this Plan;

3.2.5. To select the Offerees and Optionees;

3.2.6. To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

3.2.7. To prescribe the terms, restrictions and conditions of each award or sale of Shares, including, without limitation, the Purchase Price and the vesting of the award (including accelerating the vesting of awards);

3.2.8. To prescribe the terms, restrictions and conditions of each Option, including, without limitation, the Exercise Price and the vesting or duration of the Option (including accelerating the vesting of the Option), and to determine whether such Option is to be classified as an Incentive Option or as a Nonstatutory Option;

3.2.9. To amend any outstanding Share Award or Option Grant, subject to the limitations of this Plan;

3.2.10. To correct any defect, supply any omission, or reconcile any inconsistency in this Plan or any Option or other right granted under this Plan; and

3.2.11. To take any other actions or make any other determinations or interpretations deemed necessary or advisable for the administration of this Plan.

3.3. Indemnification. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to this Plan, any Option, or any right to acquire Shares under this Plan. Service on the Committee shall constitute service as a director of the Company so that a member of the Committee shall be entitled to indemnification and reimbursement as a director of the Company to the full extent allowable under its governing instruments and applicable law.

3.4. Other. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under this Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee.

4.	ELIGIBILITY

4.1. General Rule. Nonstatutory Options may be granted to any individual who has a Relationship with the Company or a Subsidiary. Incentive Options may be granted to any Employee of the Company or a Subsidiary.

4.2. Non-Employee Directors. Notwithstanding any provision of this Plan to the contrary, Non-Employee Directors shall only be eligible for the grant of Nonstatutory Options as described in this Section 4.2.

4.3. Reserved.

4.4. Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an Incentive Option unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

4.5. Attribution Rules. For purposes of Section 4.4 above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a company, corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its members, shareholders, partners or beneficiaries.

4.6. Outstanding Stock. For purposes of Section 4.4 above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options or similar rights held by the Employee or by any other person.

5.	STOCK SUBJECT TO THIS PLAN

5.1. Basic Limitation. Shares offered under this Plan shall be authorized but unissued Shares or treasury Shares. Three million five hundred thousand (3,500,000.0) Shares have been reserved for issuance under this Plan (upon exercise of Options or other rights to acquire Shares). The aggregate number of Shares which may be issued under this Plan shall at all times be subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

5.2. Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of this Plan. If Shares are forfeited before any dividends have been paid with respect to the Shares, then such Shares shall again be available for award or sale under this Plan.

6.	TERMS AND CONDITIONS OF OPTIONS

6.1. Option Grant. Each grant of an Option under this Plan shall be evidenced by an Option Grant approved by the Committee. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in an Option Grant. The provisions of the various Option Grants entered into under this Plan need not be identical. In no event shall the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Shares with respect to which Incentive Options (granted under this Plan or any other plans of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000. No Incentive Option shall be granted pursuant to this Plan after ten years from the earlier of the date of adoption of this Plan by the Board or the date of approval of this Plan by the Company’s stockholders.

6.2. Number of Shares. Each Option Grant shall specify the number of Shares that are subject to the Option. The Option Grant shall also specify whether the Option is a Nonstatutory Option or an Incentive Option.

6.3. Exercise Price. Each Option Grant shall specify the Exercise Price. The Exercise Price of an Incentive Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4.4. The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Sections 8.1 and 8.2.

6.4. Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

6.5. Exercisability and Term. Each Option Grant shall specify the date when all or any installment of the Option is to become exercisable. An Option may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full for the number of Shares which the Option is exercised. The Option Grant shall also specify the term of the Option. The term shall not exceed ten years from the date of grant (five years for Employees described in Section 4.2). Subject to the preceding three sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire. Notwithstanding anything to the contrary herein, no Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for “short-swing profits” under Section 16(b) of the Exchange Act. This Section 6.5 is intended to protect persons subject to Section 16(b) against inadvertent violations of Section 16(b) and shall not apply with respect to any particular exercise of an Option if the limitation in the preceding sentence of this Section 6.5 is expressly waived in writing by the Optionee at the time of such exercise.

6.6. Termination of Relationship. Except as the Committee may otherwise determine at any time with respect to any particular Nonstatutory Option granted hereunder:

6.6.1. If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates. During the ninety day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his Relationship and provided that such Option has not previously expired by its own terms or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Section 6.6, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof.

6.6.2. For purposes hereof, termination of an Optionee’s Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee’s retirement from employment under the normal retirement policies of the Company; (ii) the date of the Optionee’s retirement from employment with the approval of the Committee because of disability (other than Permanent Disability); (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or (iv) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

6.6.3. Notwithstanding anything in this Plan to the contrary, no Option may be exercised or claimed by Optionee following the termination of his Relationship as a result of a Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a Termination for Cause.

6.7. Death or Permanent Disability of Optionee. Except as the Committee may otherwise determine at any time with respect to any particular Nonstatutory Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate earlier as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

6.8. Privileges of Stock Ownership. No person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon exercise of such Option until such person has become the holder of record of such Shares. No adjustment shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 9 hereof.

6.9. Amendment of Options. The Committee may amend, modify, extend, renew or terminate outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options at the same or a different price. The Committee may shorten the vesting period, extend the exercise period, remove any or all restrictions or convert an Incentive Option to a Nonstatutory Option, if, in its sole discretion, the Committee determines that such action is in the best interests of the Company. The foregoing notwithstanding, the Optionee’s consent to any such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

6.10. Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Option Grant and shall apply in addition to any general restrictions that may apply to all holders of Shares. Each certificate representing any Shares issued upon exercise of an Option shall bear a legend making appropriate reference to the restrictions imposed on the Shares.

7.	TERMS AND CONDITIONS OF AWARDS OR SALES

7.1. Share Award. Each award or sale of Shares under this Plan (other than upon exercise of an Option) shall be evidenced by a Share Award approved by the Committee. Such award or sale shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a Share Award. The provisions of the various Share Awards entered into under this Plan need not be identical.

7.2. Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under this Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

7.3. Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Sections 8.1, 8.2 or 8.3.

7.4. Withholding Taxes. As a condition to the receipt or purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with a recognition of income from such Shares (either on the date of grant or the date the restrictions lapse).

7.5. Amendment of Share Awards. The Committee may amend, modify or terminate any outstanding Share Awards. The Committee may shorten the vesting period or remove any or all restrictions if, in its sole discretion, the Committee determines that such action is in the best interests of the Company. The foregoing notwithstanding, the Offeree’s consent to any such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Offeree.

7.6. Restrictions on Transfer of Shares. Any Shares awarded or sold under this Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares. Each certificate representing any Shares awarded or sole under this Plan will bear a legend making appropriate reference to the restrictions imposed on the Shares.

8.	PAYMENT FOR SHARES

8.1. General Rule. The entire Purchase Price or Exercise Price for the number of Shares being purchased and, if applicable, any federal, state or local withholding taxes required to be paid in accordance with Section 6.4 or 7.4 hereof, shall be payable in full, by cash or by certified or cashier’s check payable to the order of the Company or equivalent thereof acceptable to the Company, at the time when such Shares are purchased, except as provided in Sections 8.2, 8.3 and 8.4 below. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange (including the Nasdaq Stock Market) or any federal, state or local law. If an Optionee or Offeree fails to accept delivery of or fails to pay for all or any portion of the Shares requested, the Committee shall have the right to terminate his Option (or other right to acquire Shares) with respect to the number of such Shares requested.

8.2. Surrender of Stock; Cashless Exercise. At the discretion of the Committee, payment may be made in whole or in part with Shares which were acquired by the Optionee in the open market or which have already been owned by the Optionee or his representative for more than six months, and which certificate(s) representing the Shares is surrendered to the Company duly endorsed and in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

8.3. Services Rendered. At the discretion of the Committee, Shares may be awarded under this Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of this Section 8.3.

9.	ADJUSTMENT OF SHARES

9.1. General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make at its sole discretion appropriate adjustments in one or more of: (i) the number of Shares available for future grants under Section 5; (ii) the number of Shares covered by each outstanding Option; (iii) the Exercise Price under each outstanding Option; (iv) the number of Shares covered by each outstanding award; or (v) the Purchase Price of each outstanding award.

9.2. Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees’ consent.

9.3. Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.	CHANGE OF CONTROL

Notwithstanding any other section this Plan, in the event of a Change in Control, all restrictions on all awards or sales of Shares will lapse and vesting on all unexercised Options will accelerate to the Change in Control date.

11.	LEGAL AND REGULATORY REQUIREMENTS

Shares shall not be issued under this Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed.

12.	NO EMPLOYMENT RIGHTS

Nothing contained in this Plan or in any right or Option granted under this Plan shall confer upon any Offeree or Optionee any right with respect to the continuation of his employment by or other Relationship with the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate any person’s employment and/or Relationship at any time and for any reason, with or without notice.

13.	DURATION AND AMENDMENTS

13.1. Term of this Plan. This Plan shall terminate automatically on March 31, 2014 and may be terminated on any earlier date pursuant to Section 13.2 below.

13.2. Right to Amend, Suspend or Terminate this Plan. The Board of Directors may amend, suspend or terminate this Plan at any time and from time to time. An amendment of this Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

13.3. Effect of Termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan shall not affect any Share previously issued or any Option previously granted under this Plan.

14.	PLAN NOT A TRUST

Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Offeree or Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Offeree or Optionee, or any other persons. If and to the extent that any Offeree or Optionee or such Offeree’s or Optionee’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

15.	NOTICES

Each Offeree or Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to this Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Offeree or Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of this Plan or any applicable law.

16.	SEVERABILITY OF PROVISIONS

If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

17.	PAYMENT TO MINORS, ETC.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

18.	HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

19.	CONTROLLING LAW

This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

20.	STOCKHOLDER APPROVAL

The grant of Options under this Plan shall be subject to approval of this Plan by the stockholders of the Company within twelve months after the date this Plan was adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under applicable law. The Committee may grant Options under this Plan prior to approval by the stockholders, but until such approval is obtained, no such Option shall be exercisable.

21.	EXECUTION

To record the adoption of this Plan by the Board effective as of April 1, 2004, the Company has caused its authorized officer to execute the same.

GAMING & ENTERTAINMENT GROUP, INC.

By:	/s/ Gregory L. Hrncir
Gregory L. Hrncir
Its:	President

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 14, 2004

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Gaming & Entertainment Group, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-KSB in connection with our annual meeting of stockholders to be held at our principal offices at 6757 Spencer Street, Las Vegas, Nevada, on Monday, June 14, 2004 at 10:00 o’clock in the morning, Pacific Time, and hereby appoints Gregory L. Hrncir as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxy is instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GAMING & ENTERTAINMENT GROUP, INC.

June 14, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

\/        Please detach along perforated line and mail in the envelope provided.        \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

	1. Election of Directors:
		NOMINEES:				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	☐ ☐ ☐	Tibor N. Vertes Gregory L. Hrncir Jay Sanet	2.	APPROVE OUR 2004 STOCK OPTION AND INCENTIVE PLAN	☐	☐	☐
☐	WITHOUT AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)			3.	RATIFY THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004	☐	☐	☐

				4.	IN THEIR DISCRETION, UPON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒	The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date
Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.